As filed with the Securities and Exchange Commission on June 26, 2003.


                                             Registration  No. ______________

                      Securities and Exchange Commission
                            Washington, D.C. 20549
                           ________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ________________________

                          AQUACELL TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)


                      Delaware                   33-0750453
             (State or Jurisdiction of        (I.R.S. Employer
                  Incorporation or           Identification No.)
                   Organization)


                            10410 Trademark Street
                          Rancho Cucamonga, CA 91730
                    (Address of Principal Executive Offices)


                           1998 Incentive Stock Plan
                             (Full Title of Plan)


                                James C. Witham
                          AquaCell Technologies, Inc.
                            10410 Trademark Street
                          Rancho Cucamonga, CA 91730
                                (909) 987-0456
              (Name, Address and Telephone Number, Including Area
                          Code, of Agent for Service)

                                with a copy to:

                             Harold W. Paul, LLC.
                              1465 Post Road East
                              Westport, CT 06880
                                (203) 256-8005

                        CALCULATION OF REGISTRATION FEE



Title of Securities to        Amount to be  Proposed maximum             Proposed maximum             Amount of
to be registered              registered    offering price per share(1)  aggregate offering price(2)  registration fee
----------------------------  ------------  ---------------------------  ---------------------------  ----------------
Common Stock, par
value $.001 per share         1,000,000(3)              $ 2.76                     $ 1,882,430             $ 152.29



     (1)  Represents the maximum exercise price payable
for  1,000,000 shares of Common Stock registered  under
this   Registration  Statement.   The  exercise  prices
payable for the shares of Common Stock registered under this Registration Statement and the number of shares purchasable are as follows:

          The proposed maximum offering price per share
is   disclosed   in  accordance  with  Rule   457(h)(1)
promulgated under the Securities Act of 1933, as amended.

     (2)  The proposed maximum aggregate offering price
is  the  sum of the aggregate option prices  of  issued
options  subject to this registration and the total  of
unissued  options  remaining in the  Plan  as  follows:
75,000  options exercisable at $1.00 per share;  12,500
options exercisable at $1.14 per share; 120,000 options
exercisable   at   $1.15  per  share;  83,500   options
exercisable   at  $1.16  per  share;  184,500   options
exercisable at $0.60 per share; and 524,500 unissued options remaining in the Plan at the closing price on AMEX of $2.76 on June 23, 2003 in accordance with Rule
457(h)(1) under the Securities Act of 1933, as amended.

      (3)   Pursuant to Rule 416, there are also  being
registered  additional shares of Common  Stock  as  may
become   issuable   pursuant   to   the   anti-dilution
provisions of all plans.

               ________________________


      In  accordance with the provisions  of  Rule  462
promulgated  under  the  Securities  Act  of  1933,  as
amended,   the  Registration  Statement   will   become
effective upon filing with the Securities and  Exchange
Commission.

     The Registration Statement, including all exhibits and attachments, contains 20 pages. The exhibit index may be found on page 7 of the consecutively numbered pages of the Registration Statement.

                        PART I

 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan
Annual Information.*

      *  Information required by Part I to be contained
in  the  Section 10(a) prospectus is omitted from  this
Registration  Statement  in accordance  with  Rule  428
under the Securities Act of 1933 and the Note to Part I of Form S-8.

   THIS DOCUMENT CONSTITUTES A PART OF A PROSPECTUS
     COVERING SECURITIES THAT HAVE BEEN REGISTERED
           UNDER THE SECURITIES ACT OF 1933.


PROSPECTUS

              AQUACELL TECHNOLOGIES, INC.

           1,000,000 Shares of Common Stock

      This Prospectus relates to 1,000,000 shares of Common Stock, which may be acquired upon exercise of stock options granted under the 1998 Incentive Stock
Plan, (the "Plan").

      The Common Stock is traded on AMEX under the symbol "AQA". On June 23, 2003, the last reported sales price of the Common Stock as reported by AMEX was $2.76.

      Persons who acquire shares of Common Stock  under
the  Plan  by  the  exercise  of  the  options  granted
thereunder  will be free to resell such shares  without
restriction  unless  they  are  "affiliates"   of   the
Company,  as defined in Rule 405 promulgated under  the
Securities   Act   of  1933  (the  "Securities   Act").
Directors and other affiliates may resell such shares only under a registration statement with an appropriate prospectus, an appropriate exemption, or pursuant to Rule 144 of the Securities Act.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF
                         RISK.
                  SEE "THE COMPANY".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                          BY
  THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
   SECURITIES COMMISSION NOR HAS THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR
           ADEQUACY OF THIS PROSPECTUS.  ANY
            REPRESENTATION TO THE CONTRARY
                IS A CRIMINAL OFFENSE.

     The date of this Prospectus is June 26, 2003.

                 AVAILABLE INFORMATION

      The  Company  has filed with the  Securities  and
Exchange  Commission  (the  "Commission"),  Washington,
D.C.,  a  Registration  Statement  on  Form  S-8   (the
"Registration Statement") under the Securities  Act  of
1933  (the  "Securities  Act")  with  respect  to   the
securities  offered hereby.  This Prospectus  does  not
contain  all  of  the  information  set  forth  in  the
Registration  Statement  and  exhibits  thereto.    For
further  information with respect to  the  Company  and
such  securities,  reference  is  hereby  made  to  the
Registration  Statement and exhibits.   The  statements
contained in this Prospectus as to the contents of any agreement or other document filed as an Exhibit are not complete and the description of such agreement or document is qualified in its entirety by reference to such agreement or document. The Registration Statement, together with the exhibits, may be inspected at the Commission's principal office in Washington, D.C. and copies may be obtained upon payment of the fees prescribed by the Commission.

      The  Company  is  subject  to  the  informational
requirements of the Securities Exchange Act of 1934, as
amended   (the  "Exchange  Act"),  and  in   accordance
therewith  files  reports, proxy statements  and  other
information  with  the  Commission.  Copies   of   such
information,  reports,  proxy  statements   and   other
information filed by the Company under the Exchange Act
may  be examined without charge at the public reference
facilities  of  the  Commission, Judiciary  Plaza,  450
Fifth Street, N.W., Washington, D.C. 20549, as well  as
at  the  following Regional Offices: 233 Broadway,  New
York,  New  York  10279; and 500 West  Madison  Street,
Suite  1400, Chicago, Illinois 60661-2511.  Copies  can
also   be   obtained  at  prescribed  rates  from   the
Commission's Public Reference Section, Judiciary Plaza,
450  Fifth  Street, N.W., Washington, D.C. 20549.   The
Commission   also  maintains  a  Worldwide   Web   site
(address: http://www.sec.gov) that contains reports, proxy and information statements, and the information regarding registrants that file electronically with the Commission.

          DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated herein by reference in this Prospectus:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, filed with the Commission pursuant to Section 13(a) of the Exchange
Act;

      (b)  The Company's Quarterly Reports on Form  10-
QSB for the quarterly periods ended September 30, 2002, December 31, 2002 and March 31, 2003 respectively, filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (c)  The Company's Proxy Statement dated October
28, 2002; and

      (d)   The  description  of the  Company's  common
stock,  par value $.001 per share (the "Common Stock"),
contained   in   the   Registrant's  8-A   Registration
Statement filed with the Commission pursuant to Section
12(b) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant
pursuant to Sections 13(a), 13(c), 14 and 15(d) of  the
Exchange  Act,  prior to the filing of a post-effective
amendment  which indicates that all securities  offered
have  been  sold  or which de-registers all  securities
then   remaining  unsold,  shall  be   deemed   to   be
incorporated   by   reference  in   this   Registration
Statement  and to be a part hereof from the  respective
date  of  filing  of  such  documents.   Any  statement
contained  in  a  document  incorporated  by  reference
herein  is  modified or superseded for all purposes  to
the   extent  that  a  statement  contained   in   this
Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

     The Company will furnish without charge, upon oral
or  written  request,  to  each  person  to  whom  this
Prospectus  is delivered, a copy of any or all  of  the
documents  incorporated by reference herein other  than
exhibits    to    such   documents   not   specifically
incorporated   by  reference  thereto.   In   addition,
participants in the Plan may obtain information about the plan or its administration from the Company. Such request should be directed to AquaCell Technologies, Inc., 10410 Trademark Street, Rancho Cucamonga, CA
91730, Attention:  Corporate Secretary.

     The delivery of this document at any time does not imply that information herein is correct as of the time subsequent to the date hereof. Statements in this document as to the provisions of the Plan are not necessarily complete and in each instance reference is made to the copy of such plan which appears as an Exhibit to the Company's Registration Statement on Form
S-8 filed with the Commission on June 26, 2003 and each such statement in this document is qualified in all respects by such reference.

                      THE COMPANY

      AquaCell  Technologies, Inc. (the  "Company")  is
engaged  in  the manufacture and sale of  products  for
water filtration and purification through our operating
subsidiaries,  Global Water-Aquacell,  Inc.  and  Water
Science Technologies, Inc. (WST).  Our products address
various  water  treatment applications for  industrial,
commercial,  institutional  and  residential  purposes.
These   applications  range  from  providing   purified
drinking water- through our point-of-use patented self-filling Purificr Water Cooler and production of water bottling plant equipment- to equipment for processing water for ultra-pure purposes, such as micro-chip and pharmaceutical manufacturing.

      Our  flagship product is our patented five-gallon
self-refilling    bottle    Purific    water    cooler,
manufactured  by our Global Water-Aquacell  subsidiary.
The  various filtration systems available on our cooler
contain   different  combinations  of  systems,   which
utilize  sediment  filters,  reverse  osmosis,   carbon
block, multi-media filters and ultra-violet light.   We
replace traditional five-gallon bottle water coolers with a permanently installed convenient alternative where the bottle never needs changing and water bottles no longer need to be delivered, stored or replaced. In addition, we replace water fountains where users tend to have greater concerns as to sanitation and water quality.

Investment Considerations

      The  Company's  business is subject  to  numerous
risks  including, among other things, risks related  to
(i)  recent  losses;  (ii) recent  change  in  business
strategy;   (iii)   strength   of   competitors;   (iv)
dependence on key personnel; and (v) potential dilution from the exercise of outstanding options and warrants.

      The Company was incorporated in Delaware in March
1997.   Its principal executive offices are located  at
10410  Trademark  Street, Rancho Cucamonga,  California
91370.  Its telephone number is (909) 987-0456 and  its
World   Wide   Web  home  page  can  be   accessed   at
www.aquacell.com.

                  PURPOSE OF THE PLAN

     The purpose of the 1998 Incentive Stock Plan is to enable the Company to attract and retain employees.

Summary of the 1998 Incentive Stock Plan

      Our 1998 Incentive Stock Plan, covering 1,000,000 shares of our Common Stock, is administered by the Compensation Committee of our Board of Directors.
Among the Compensation Committee's powers will be the authority to:

     .    interpret the Plan;
     .    establish rules and regulations for its operation;
     . select officers, other key employees, consultants and advisors to receive awards; and
     . determine the form, amount and other terms and conditions of awards.

     Directors, officers, key employees and independent
contractors  will  be eligible to  participate  in  the
Plan.   The  selection of participants  is  within  the
discretion of the Compensation Committee.

      The Plan provides for the grant of any or all of the following types of awards:

     .    stock  options, including nonqualified  stock
          options and incentive stock options;
     .    stock awards;
     .    stock appreciation rights;
     .    performance shares; and
     .    performance units.

       Awards   may   be  granted  by  themselves,   in
combination   or  in  tandem  with  other   awards   as
determined by the Compensation Committee.

     . Under the Plan, the Compensation Committee may grant awards in the form of nonqualified stock options or incentive stock options, shares of our Common Stock, stock appreciation rights, performance shares or performance units. The Compensation Committee, with regard to each stock option, will determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The following limitations are applicable under the Plan:
          no incentive stock options may be exercisable later than ten years after the date they are granted and no nonqualified stock options may be exercisable later than fifteen years after the date they are granted;

     . the aggregate fair market value at the time of grant of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year cannot be more than $100,000;

     . the exercise price of a stock option will not be less than 100% of the fair market value of the shares of Common Stock on the date the option is granted for incentive stock options or less than 85% of the market value for non qualified stock options (or, in either case, not less than 110% of fair market value if the optionee is an officer, director or a 10% stockholder);

     . the option price must be paid by a participant by check or, in the discretion of the Compensation
          Committee, by delivery of our Common Stock; and

     . awards may be subject to such terms, conditions, restrictions or limitations, as the Compensation
          Committee deems appropriate, including restrictions on transferability and continued employment.

     Under the Plan, each stock appreciation right will
entitle the holder to elect to receive the appreciation
in  the fair market value of the shares subject to  the
stock  appreciation right up to the date the  right  is
exercised.   Stock appreciation rights may  be  granted
independent  of, or in connection with, stock  options.
In   the  case  of  stock  appreciation  rights  issued
independent  of  stock options, the appreciation  shall
not  be measured from a value less than 85% of the fair
market  value of the shares on the date of  grant.   If
the  stock appreciation rights are issued in connection
with  stock options, the appreciation shall be measured
from   not  less  than  the  option  price.   No  stock
appreciation right may be exercised earlier than six months after the date of grant or later than the earlier of the term of the related option or fifteen years after the date it was granted.

               Performance shares and units may be awarded either alone or in addition to other awards and will consist of:

     . in the case of performance shares, the right to receive shares of Common Stock or cash of equal value at the end of a specified performance period; or

     . in the case of performance units, the right to receive a fixed dollar amount, payable in cash or shares of Common Stock or a combination of both at the end of a specified performance period.

      The Compensation Committee may condition the performance shares or units on the attainment of specified performance goals or such other facts or criteria as the committee shall determine.

      The  Plan  provides  that  awards  shall  not  be
transferable otherwise than by law or by  will  or  the
laws   of  descent  and  distribution.   However,   the
Compensation  Committee may permit the  transferability
of  an  award to members of the participant's immediate
family or trusts or family partnerships for the benefit
of such family members.
                           6

      The  Board of Directors has the right  to  amend,
suspend  or terminate the Plan at any time, subject  to
the   rights  of  participants  under  any  outstanding
awards. However, no amendment to the Plan may be made without the approval of our stockholders if such approval is required by law or regulatory authority.

                RESTRICTIONS ON RESALE

Options

      Persons who purchase shares of Common Stock  upon
the  exercise of Options under the Plan after the  date
hereof,  will  be free to resell those  shares  without
restriction   under  the  exemption  from  registration
provided by Section 4(1) of the Securities Act of 1933,
as  amended, (the "Securities Act"), except  for  those
persons  who  are  "affiliates" of the  Company.   Such
affiliates  may  resell  such  shares  pursuant  to  an
appropriate  prospectus under an effective registration
statement  under the Securities Act or pursuant  to  an
available exemption from registration.  "Affiliate"  is
defined  under  the Securities Act  as  a  person  who,
directly   or   indirectly,   through   one   or   more
intermediaries, controls, is controlled by, or is under common control with, the Company. In general, persons with the power to manage and direct the policies of the Company, and relatives of such persons, among others, may be deemed to be affiliates of the Company.

      If an affiliate wishes to resell or re-offer shares of Common Stock purchased under the Plan, and if a registration statement is not in effect and an appropriate prospectus is not available with respect to such shares, the affiliate will be obliged as a precondition to any resale or re-offer to comply with either (i) Rule 144 under the Securities Act; or (ii) some other applicable exemption under the Securities
Act.

      Each person who may be an affiliate should, prior to reselling or re-offering any option shares, consult with counsel to determine whether he may be subject to the foregoing restrictions.

16(b) Restrictions

      Certain  participants in the Plan are subject  to
limitations imposed by Section 16(b) of the  Securities
Exchange  Act of 1934, as amended (the "Exchange  Act")
and,  as such, may not purchase and sell securities  of
the  Company in any six-month period without subjecting
themselves to liability thereunder.  Persons subject to
the  limitations of Section 16(b) should  consult  with
counsel   before  purchasing,  selling   or   otherwise
transferring securities of the Company.

            FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the federal income tax
consequences  of participation in the Plan  is  only  a
summary,  does not purport to be complete and does  not
cover, among other things, state, local and foreign tax
treatment  of  participation in the Plan.  Furthermore,
differences  in  individual  financial  situations  may
cause  federal,  state, local and  foreign  income  tax
consequences  of  participation in the  Plan  to  vary.
Therefore, each participant is urged to consult his own
accountant,   legal  counsel  or  other   tax   advisor
regarding the tax consequences or participation in  the
Plan   to  him.   The  information  contained  in  this
Section, FEDERAL INCOME TAX CONSEQUENCES, is based on existing law, which is subject to change.

      The  right to acquire Common Stock under the Plan
are  non-qualified or incentive options.  With  respect
to  the  non-qualified options, (i) upon grant  of  the
option, the participant will recognize no income;  (ii)
upon  exercise of the option (if the shares  of  Common
Stock  are  not  subject  to  a  substantial  risk   of
forfeiture),  the  participant will recognize  ordinary
compensation income in an amount equal to  the  excess,
if  any, of the fair market value of the shares on  the
date  of  exercise  over the exercise  price,  and  the
Company  will  qualify  for a  deduction  in  the  same
amount,   subject   to   the   requirement   that   the
compensation be reasonable; (iii) the Company  will  be
required  to comply with applicable Federal income  tax
withholding requirements with respect to the amount  of
ordinary   compensation  income   recognized   by   the
participant.   On  a  disposition of  the  shares,  the
participant  will recognize gain or loss equal  to  the
difference between the amount realized and the  sum  of
the exercise price and the ordinary compensation income
recognized.   Such  gain or loss  will  be  treated  as
capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of the option are subject to a substantial risk of forfeiture, the participant will recognize income at the time when the substantial risk of forfeiture is removed and the Company will qualify for a corresponding deduction at such time.

                        PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

      The following documents filed by the Company with the Commission are incorporated herein by reference in this Prospectus:

      (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, filed with the Commission pursuant to Section 13(a) of the Exchange
Act;

      (b)  The Company's Quarterly Reports on Form  10-
QSB for the quarterly periods ended September 30, 2002, December 31, 2002 and March 31, 2003 respectively, filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act;

      (c)  The Company's Proxy Statement dated October
28, 2002; and

      (d)   The  description  of the  Company's  common
stock,  par value $.001 per share (the "Common Stock"),
contained   in   the   Registrant's  8-A   Registration
Statement filed with the Commission pursuant to Section
12(b) of the Exchange Act, including any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant
pursuant to Sections 13(a), 13(c), 14 and 15(d) of  the
Exchange  Act,  prior to the filing of a post-effective
amendment  which indicates that all securities  offered
have  been  sold  or which de-registers all  securities
then   remaining  unsold,  shall  be   deemed   to   be
incorporated   by   reference  in   this   Registration
Statement  and to be a part hereof from the  respective
date  of  filing  of  such  documents.   Any  statement
contained  in  a  document  incorporated  by  reference
herein  is  modified or superseded for all purposes  to
the   extent  that  a  statement  contained   in   this
Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

     The Company will furnish without charge, upon oral
or  written  request,  to  each  person  to  whom  this
Prospectus  is delivered, a copy of any or all  of  the
documents  incorporated by reference herein other  than
exhibits    to    such   documents   not   specifically
incorporated   by  reference  thereto.   In   addition,
participants in the Plan may obtain information about the plan or its administration from the Company. Such request should be directed to AquaCell Technologies, Inc., 10410 Trademark Street, Rancho Cucamonga, CA
91730, Attention:  Corporate Secretary.

     The delivery of this document at any time does not imply that information herein is correct as of the time subsequent to the date hereof. Statements in this document as to the provisions of the Plan are not necessarily complete and in each instance reference is made to the copy of such plan which appears as an Exhibit to the Company's Registration Statement on Form
S-8 filed with the Commission on June 26, 2003 and each such statement in this document is qualified in all respects by such reference.

Item 4.        Description of Securities.

     The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel.

      Certain  legal  matters in  connection  with  the
shares  of  common  stock being  registered  are  being
passed  upon by Harold Paul, LLC, 1465 Post Road  East,
Westport,  CT  06880, counsel to the  Registrant.   Mr.
Paul   owns  50,000  common  shares,  40,000  Class   A
Convertible Preferred shares and 90,000 common stock purchase warrants.

Item 6.        Indemnification of Directors and
Officers.

       Under   Section  145  of  the  Delaware  General
Corporation  Law we have broad powers to indemnify  our
directors  and  officers against liabilities  they  may
incur  in such capacities, including liabilities  under
the  Securities Act.  Our Bylaws (the "Bylaws") provide
that  we shall indemnify our directors and officers  if
such  officer or director acted (i) in good faith, (ii)
in a manner reasonably believed to be in or not opposed
to  our  best interest, and (iii) with respect  to  any
criminal action or proceeding, with reasonable cause to
believe  such  conduct  was lawful.   We  believe  that
indemnification  under  our  Bylaws  covers  at   least
negligence  and  gross negligence, and requires  us  to
advance  litigation expenses in the case of stockholder
derivative   actions  or  other  actions,  against   an
undertaking by the directors and officers to repay such
advances  if  it  is  ultimately  determined  that  the
director or officer is not entitled to indemnification.
Our  Bylaws further provide that rights conferred under
our  Bylaws shall not be deemed to be exclusive of  any
right  such  persons  may have  or  acquire  under  any
agreement,   vote  of  stockholders  or   disinterested
directors, or otherwise.

       In   addition,   our  Restated  Certificate   of
Incorporation provides that, pursuant to Delaware  law,
our  directors shall not be liable to us  for  monetary
damages  for breach of their fiduciary duty of care  to
us   and  our  stockholders.   This  provision  in  our
Restated   Certificate   of  Incorporation   does   not
eliminate   the  duty  of  care,  and  in   appropriate
circumstances equitable remedies such as injunctive  or
other   forms   of  non-monetary  relief  will   remain
available  under  Delaware  law.   In  addition,   each
director  will continue to be subject to liability  for
breach of the director's duty of loyalty to us for acts
or omissions not in good faith or involving intentional
misconduct, for knowing violations of law, for  actions
leading  to improper personal benefit to the  director,
and  or  payment  of  dividends or  approval  of  stock
repurchases  or  redemptions that  are  unlawful  under
Delaware  law.  The provision also does  not  affect  a
director's responsibilities under any other  law,  such
as  the  federal  securities laws or state  or  federal
environmental   laws.   Our  Restated  Certificate   of
Incorporation further provides that we shall  indemnify
our  directors  and  officers  to  the  fullest  extent
permitted by law, and requires us to advance litigation
expenses in the case of stockholder derivative  actions
or   other  actions,  against  an  undertaking  by  the
director  to  repay such advances if it  is  ultimately
determine   that  the  director  is  not  entitled   to
indemnification.    Our   Restated    Certificate    of
Incorporation  also  provides that  rights  it  confers
shall  not be deemed to be exclusive of any other right
such persons may have or acquire under any statute, our
Bylaws,    agreement,   vote   of    stockholders    or
disinterested directors, or otherwise.

      In  addition, we have entered into agreements  to
indemnify our directors and certain of our officers  in
addition  to the indemnification provided  for  in  our
Restated  Certificate  of  Incorporation  and   Bylaws.
These  agreements  will, among other things,  indemnify
our  directors and certain of our officers for  certain
expenses (including attorneys' fees), judgments,  fines
and  settlement amounts incurred by such person in  any
action or proceeding, including any action by or in the
right of ours, on account of services as a director  or
officer  of the Company or as a director or officer  of
any subsidiary of ours, or as a director or officer  of
any   other  company  or  enterprise  that  the  person
provides services to at our request.

Item 7.        Exemption from Registration Claimed.

     Not applicable.

Item 8.        Exhibits.

Exhibit  Description
  No.
  4.1    1998 Incentive Stock Plan

  5.1    Opinion of Harold Paul, LLC

  23.1 Consent of Wolinetz, Lafazan & Company, PC, independent accountants

  23.2   Consent of Harold Paul, LLC (included in
         Exhibit 5.1)

Item 9.        Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment or appendix to this registration statement:

           (i)   To include any prospectus required  by
Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts
or  events  arising  after the effective  date  of  the
Registration  Statement (or the most  recent  effective
amendment  thereof)  which,  individually  or  in   the
aggregate,  represent  a  fundamental  change  in   the
information set forth in the Registration Statement;

             (iii)  To include any material information
with respect to the plan of distribution not previously
disclosed in the Registration Statement or any material
change   to   such  information  in  the   registration
statement;

      Provided, however, that paragraphs (a)(1)(i)  and
(a)(1)(ii)  do not apply if the Registration  Statement
is  on  Form  S-3  or  Form S-8,  and  the  information
required  to be included in a post-effective  amendment
by  those  paragraphs is contained in periodic  reports
filed  by  the  Registrant pursuant to  Section  13  or
Section  15(d) of the Securities Exchange Act  of  1934
that  are incorporated by reference in the Registration
Statement.

      (2)   That,  for  the purpose of determining  any
liability  under the Securities Act of 1933, each  such
post-effective amendment shall be deemed to  be  a  new
registration  statement  relating  to  the   securities
offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

      (b)  The undersigned Registrant hereby undertakes
that,  for purposes of determining any liability  under
the   Securities  Act  of  1933,  each  filing  of  the
Registrant's annual report pursuant to Section 13(a) or
Section  15(d) of the Securities Exchange Act  of  1934
(and were applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)   Insofar as indemnification for  liabilities
arising  under  the  Securities  Act  of  1933  may  be
permitted   to  directors,  officers  and   controlling
persons  of  the Registrant pursuant to  the  foregoing
procedures,  or  otherwise,  the  Registrant  has  been
advised  that  in  the opinion of  the  Securities  and
Exchange  Commission  such indemnification  is  against
public policy as expressed in the Act and is therefore,
unenforceable.   In  the  event  that   a   claim   for
indemnification  against such liabilities  (other  than
the  payment by the Registrant of expenses incurred  or
paid  by  a director, officer or controlling person  of
the Registrant in the successful defense of any action,
suit  or  proceeding)  is asserted  by  such  director,
officer  or controlling person in connection  with  the
securities  being  registered,  the  Registrant   will,
unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                     EXHIBIT INDEX
 Exhibit  Description
   No.

   4.1    1998 Incentive Stock Plan

   5.1    Opinion of Harold Paul, LLC

  23.1 Consent of Wolinetz, Lafazan & Company, PC, independent accountants

  23.2    Consent of Harold Paul, LLC
          (included in Exhibit 5.1)

                      SIGNATURES

     Pursuant to the requirements of the Securities Act
of   1933,  the  registrant  certifies  that   it   has
reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rancho Cucamonga, California on June 26, 2003.

                     AQUACELL TECHNOLOGIES, INC.


                     By: /s/ James C. Witham
                        -------------------------------
                             James  C. Witham,
                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act
of   1933,  this  Post  Effective  Amendment   to   its
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signatures                   Title                Date

/s/ James C. Witham       Chairman of the Board of      June 26, 2003
-----------------------   Directors
    James C. Witham       and Chief Executive Officer
                          (Principal Executive
                          Officer)

/s/ Karen B. Laustsen     Director and President        June 26, 2003
-----------------------
    Karen B. Laustsen

/s/ Gary S. Wolff         Director and Chief            June 26, 2003
-----------------------   Financial Officer
    Gary S. Wolff         (and Principal Accounting
                          Officer)

/s/ Glenn Bergenfield     Director                      June 26, 2003
-----------------------
    Glenn Bergenfield

/s/ Dr. William DiTuro    Director                      June 26, 2003
-----------------------
    Dr. William DiTuro